Exhibit 10.2

Modification No. 4

Regarding

Amended and Restated Loan Agreement

Among

Certain Lenders,

HSBC Bank USA, National Association, As Agent

And

MOOG INC.

        This Modification No. 4 dated as of April 13, 2005 ("Modification") to the Amended and Restated Loan Agreement dated as of March 3, 2003, as modified by Modification Nos. 1, 2 and 3 thereto dated as of August 6, 2003, March 5, 2004 and December 17, 2004 ("Agreement") is entered into by and among MOOG INC., a New York business corporation ("Moog Inc."), MOOG COMPONENTS GROUP INC., a New York business corporation (individually "Moog Components" and together with Moog Inc., the "Borrower"), certain lenders which are currently parties to the Agreement ("Lenders"), and HSBC BANK USA, NATIONAL ASSOCIATION, as agent for the Lenders ("Agent").

RECITALS

        A. Moog Inc. has informed the Agent and the Lenders of its intention to reorganize its European operations in order to create more flexibility in structuring future acquisitions and achieve certain tax benefits. Towards that end, Moog Inc. is proposing to take the following actions (collectively, the "2005 European Reorganization Plan"):

        (i)         The formation of two New York limited liability companies named Moog Europe Holdings I LLC and Moog Europe Holdings II LLC (collectively, the "New York Partners") as holding companies to be wholly owned by Moog Inc. and to be the partners, along with Moog Inc. of Moog Europe SCS (as defined below).

        (ii)         The conversion of the existing Directly Owned Foreign Subsidiary formed under the laws of Spain named Moog Europe Holdings, S.L. into a partnership named Moog Europe Holdings v Cia SCS ("Moog Europe SCS") and the transfer of ten shares of Moog Inc.'s existing ownership interests therein to the New York Partners ("New York Transfer").

        (iii)         The formation of an entity under the laws of Ireland to be named Moog International Services Centre Ireland Ltd. ("Irish IFSC") and the transfer of Moog Inc.'s ownership interests in the existing Directly Owned Foreign Subsidiary formed under the laws of the United Kingdom named Moog IFSC, Ltd. ("Existing IFSC") to Irish IFSC and the subsequent transfer of Moog Inc.'s ownership interests in Irish IFSC to Moog

Europe SCS and the subsequent liquidation of the Existing IFSC (collectively, the "Irish Transfer").

        (iv)         The borrowing by Moog Europe SCS of approximately 111 Million Euros from Moog Inc. (the "Moog Europe SCS Loan") and the investment by Moog Europe SCS of such amount into Irish IFSC as a capital contribution. The Moog Europe SCS Loan shall be financed by Moog Inc. from borrowings under the Revolving Loan facility in the Agreement.

        (v)         The borrowing by the existing Foreign Subsidiary, Moog Holding GmbH of the Moog Europe SCS Loan amount from Irish IFSC and the issuance of an intercompany note by Moog Holding GmbH in favor of Irish IFSC ("German Note") and Moog Holding GmbH's use of such proceeds to pay off its existing approximately 111 Million Euro obligation to Moog Europe SCS, with Moog Europe SCS subsequently repaying its 111 Million Euro obligation to Moog Inc. at (iv) above.

(vi) The formation by Moog Europe SCS of an entity under the laws of Germany named MOOG Verwaltungs GmbH ("German Partner") which will be the general partner of Moog KG (as defined below).

        (vii)        The conversion of the existing Foreign Subsidiary, Moog Holding GmbH, formed under the laws of Germany into a partnership named Moog Holding KG ("Moog KG"); Moog Europe SCS will continue to hold 100% of the ownership interests therein as the limited partner and the German Partner will serve as its general partner ("German Conversion").

(viii) Moog KG will continue to hold the ownership interests in Moog Hydrolux SARL, Procontrol and Moog GmbH. Moog GmbH will continue to hold the ownership interests of Moog Italiana Srl.

        B. Moog Inc. has requested that the Agent and the Lenders consent to the 2005 European Reorganization Plan, and specifically amend the Agreement as necessary with respect to: (i) the formation of the New York Partners as Domestic Subsidiaries and the formation of Irish IFSC and German Partner as Foreign Subsidiaries, (ii) the liquidation of the Existing IFSC, (iii) the transfer and/or conversion of ownership interests under the New York Transfer, the Irish Transfer and the German Conversion, and (iv) the financing of the Moog Europe SCS Loan by Moog Inc., the investment of such loan amount into Irish IFSC by Moog Europe SCS and the borrowing of such loan amount from Irish IFSC by Moog Holding GmbH.

        C. The Agent and the Lenders are agreeable to the foregoing to the extent set forth in this Modification and subject to each of the terms and conditions stated herein.

        D. Moog Inc. and Moog Components and each of the guarantors under the Agreement ("Guarantors") will benefit from the modifications set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and of the loans or other extensions of credit heretofore, now or hereafter made by the Lenders, to, or for the benefit of Moog Components and Moog Inc. and its Subsidiaries, the parties hereto agree as follows:

        1.     Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Modification shall have the same meanings specified in the Agreement.

        2.     Modifications. The Borrower, the Agent and the Lenders hereby modify the Agreement as follows:

                (i)     Section 1 entitled "Definitions" is hereby amended so that the following definition is added as Section 1.90 thereof:

"Modification No. 4" means the Modification No. 4 dated as of April 13, 2005 by and among Moog Inc., Moog Components, the Agent and Lenders amending this Agreement to provide for, among other things certain consents for the reorganization of Moog Inc.'s European Subsidiaries."

                (ii)     Section 1.31 entitled "GHC" is deleted and replaced with the following:

"GHC" means Moog Holding GmbH, a holding company formed under the laws of Germany and wholly owned by Moog Europe; upon consummation of the German Conversion (as defined in Modification No. 4), GHC shall be converted to a partnership formed under the laws of Germany; such entity's limited partner with one hundred percent (100%) ownership interests thereof shall be Moog Europe and such entity's general partner shall be Moog Verwaltungs GmbH."

                (iii)     Section 1.57 entitled "Moog Europe" is deleted and replaced with the following:

"Moog Europe" means Moog Europe Holdings v Cia SCS a partnership formed under the laws of Spain whose partners are Moog Inc., Moog Europe Holdings I LLC and Moog Europe Holdings II LLC and which entity is the successor by conversion to Moog Europe Holdings, S.L.

                (iv)     The existing subsection (viii) to Section 1.63 entitled "Permitted Indebtedness" is deleted and replaced with the following subsections (viii) and (ix):

"(viii) Indebtedness of up to 111 Million Euros loaned by Moog Inc. to Moog Europe to affect the 2005 European Reorganization Plan (as defined in Modification No. 4) provided such

Indebtedness shall be repaid within 30 days of the making of such loan, or (ix) any other Indebtedness, the aggregate outstanding amount of which is not more than $50,000,000 at any time."

                (v)     The existing subsection (x) to Section 1.64 entitled "Permitted Investment" is deleted and replaced with the following subsections (x) and (xi):

"(x) in connection with the 2005 European Reorganization Plan (as defined in Modification No. 4), any Investment in the form of a loan up to 111 Million Euros made by Moog Inc. in Moog Europe provided such Investment shall be repaid within 30 days of the making of such Investment, or (xi) any other Investments aggregating not more than $20,000,000 during the term of this Agreement."

                (vi)     Section 7.19 entitled "Transactions with Affiliates and Foreign Subsidiaries" is amended to permit the transactions and arrangements between the Borrower or any Subsidiary and any Affiliate or Foreign Subsidiary specified under the 2005 European Reorganization Plan.

                (vii)     By signing below, Moog Inc. certifies that the information set forth in the Recital A of this Modification No. 4 accurately reflects the changes in Control to be entered into by Moog Inc. and its Subsidiaries, and based thereon, the Lenders and Agent waive any further requirement of delivery of a certificate with respect to the 2005 European Reorganization Plan under Section 8.13 entitled "Changes in Control".

                (viii)     Sections 9.8 entitled "Corporate and Other Changes" and 9.11 entitled "Stock of or Ownership Interest in Subsidiary" are amended, to the extent necessary, to permit (a) the formation of the New York Partners, provided the New York Partners satisfy the requirements of Section 8.18 entitled "Additional Guaranties and Security Agreements" regarding delivery to the Agent of a guaranty agreement and security agreement and the Borrower and New York Partners comply with Section 3.1(ii) of this Modification No. 4, (b) the formation of the Irish IFSC and the German Partner, (c) the liquidation of the Existing IFSC, and (d) the conversion and transfer of ownership interests under the New York Transfer, the Irish Transfer and German Conversion, provided the Borrower, Moog Europe and Moog KG comply with Section 5.1 of this Modification No. 4.

                2.1     Limitation on Modifications. The foregoing modifications are only applicable and shall only be effective in the specific instance and for the specific purpose for which made, are expressly limited to the facts and circumstances referred to herein, and shall not operate as (i) a waiver of, or consent to non-compliance with any other provision of the Agreement or any other Loan Document, (ii) a waiver or modification of any right, power or remedy of either the Agent or any Lender under the Agreement or any Loan Document, or (iii) a waiver or modification of, or consent to, any Event of Default or Default under the Agreement or any Loan Document.

        3.     Conditions Precedent. The effectiveness of each and all of the modifications contained in this Modification is subject to the satisfaction, in form and substance satisfactory to the Agent, of each of the following conditions precedent:

                3.1     Documentation. There shall have duly executed and delivered to the Agent fourteen (14) duplicate originals of:

(i)	this Modification signed by all parties hereto;

(ii)	the guarantees and security agreements by each of the New York General Partners in form and substance acceptable to Agent;

(iii)

a copy of each of the New York General Partners' Articles of Organization and Operating Agreement and appropriate resolutions with respect to its guaranty and security agreement in form and substance acceptable to Agent

(iv)

a counsel opinion from counsel to the Borrower, Hodgson Russ LLP, in form and content satisfactory to the Agent, addressed to the Agent and the Lenders, and covering the due authorization, execution, delivery and performance by Borrower and the Guarantors, including the New York General Partners, of the documents required from Borrower and the Guarantors under sections 3.1(i), (ii) and (iii) of this Modification and the legal, valid and binding nature thereof, and such other matters as are reasonably requested by the Agent and its counsel and to include an express statement to the effect that the Lenders' and the Agent's counsel are authorized to rely on such opinion;

(v)

a copy of the favorable counsel opinion covering the 2005 European Reorganization Plan from Moog's special international tax counsel, Fenwick & West LLP, in form and content satisfactory to the Agent; and

(vi)

a copy of the favorable tax opinion covering the transactions in connection with the German Note and German Conversion from Moog's German tax advisors, PricewaterhouseCoopers, in form and content satisfactory to the Agent.

                3.2     No Default. As of the effective date of this Modification, no Default or Event of Default shall have occurred and be continuing.

              3.3    Representations, Warranties and Agreements. The representations, warranties and agreements contained in Section 4 hereof and in the Agreement shall be true correct and complete as of the effective date of this Modification as though made on such date.

              3.4    Other. The Agent shall have received such other approvals or documents as any Lender through the Agent may reasonably request, and all legal matters incident to the foregoing shall be satisfactory to the Agent and its counsel.

        4.     Representations, Warranties and Agreements. Moog Inc. hereby represents, warrants and agrees as follows:

                4.1     Each of the representations and warranties set forth in the Agreement is true, correct, and complete on and as of the date hereof as though made on the date hereof, and the Agreement and each of the other Loan Documents remains in full force and effect.

                4.2     As of the date hereof, there exists and will exist no Default or Event of Default under the Agreement or any other Loan Document, and no event which, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default.

                4.3     The execution, delivery and performance by Moog Inc. and Moog Components of this Modification is within their respective corporate powers, have been duly authorized by all necessary corporate action, and do not, and will not, (i) contravene Moog Inc.'s and Moog Components' certificate of incorporation or by-laws, (ii) violate any law, including without limitation the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rule, regulation (including Regulations T, U or X of the Board of Governors of the Federal Reserve System) order, writ, judgment, injunction, decree, determination or award, and (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, note, mortgage, deed of trust or any other material instrument or agreement binding on Moog Components or Moog Inc. or any Subsidiary or any of their properties or result in or require the creation or imposition of any lien upon or with respect to any of their properties.

                4.4     The 2005 European Reorganization Plan and related transactions, including any Loan made in connection therewith (collectively, the "Transaction") are not, and do not form part of, a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4(b)) and no part of the proceeds of any Loan will be used directly or indirectly in connection with a "reportable transaction". In the event Moog, Inc. determines that the Transaction is, or forms part of, a "reportable transaction", or that any part of the proceeds is used directly or indirectly in connection with a "reportable transaction", (i) Moog Inc. will promptly notify the Agent thereof, (ii) Moog Inc. acknowledges that the Lenders may treat any Loan as part of a transaction that is subject to Internal Revenue Code Section 6011, 6111 or 6112 and the Treasury Regulations thereunder, and that the Lenders may file such IRS forms or maintain such lists and other records to the extent required by such statute and regulations, and (iii) Moog Inc. will promptly provide such information as requested by the Agent or the Lenders to enable them to satisfy such filing, listing and record-keeping obligations.

                4.5     Moog Inc. is making its own decision to enter into the Transaction and has determined that such Transaction is appropriate and proper based upon its own judgment and upon advice from such advisers as it has deemed necessary. Moog Inc. acknowledges that it is not relying on any communication (written or oral) from the Agent or the Lenders as investment or tax advice or as a recommendation to enter into such Transaction and specifically agrees and acknowledges that any information and explanation relating to the terms and conditions of such Transaction shall not be considered investment or tax advice or a recommendation from the Agent or the Lenders to enter into the Transaction. No communication (written or oral) from the Agent or the Lenders regarding the Transaction shall be deemed to be an assurance or guarantee as to the expected results, benefits, outcomes or characteristics (economic, tax or otherwise) of such Transaction. Moog Inc. acknowledges that it is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of the Transaction and that it is also capable of assuming and assumes the risks of the Transaction. Moog Inc. acknowledges that neither the Agent nor the Lenders are acting as fiduciary or adviser to Moog Inc. in respect of the Transaction.

            4.6     Notwithstanding anything herein to the contrary, the Agent and the Lenders may disclose to the Internal Revenue Service any information and materials, including opinions (collectively, the "Information") with respect to the tax treatment of the Transaction contemplated hereby or that may be relevant to understanding such tax treatment, which Information shall not include for this purpose the names of the parties, or facts that would permit identification of the parties, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment.

            4.7     This Modification has been duly executed and delivered by the Borrower and by the Guarantors, and is the legal, valid and binding obligation of the Borrower and the Guarantors enforceable against the Borrower and each of the Guarantors in accordance with its terms.

            4.8     No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery or performance by the Borrower and the Guarantors of this Modification or any other agreement or document related hereto or contemplated hereby to which the Borrower or any of the Guarantors is or is to be a party or otherwise bound, or (ii) the exercise by the Agent or any Lender of its rights under the Agreement as modified by this Modification.

        5.     Covenants.

                5.1     Negative Pledge.

                        (a)     Promptly following completion of the German Conversion, which shall occur no later than June 30, 2005, unless such date is otherwise extended in writing by the Agent, Moog Inc. covenants and agrees to cause to be delivered to the Agent fourteen (14) duplicate originals of a Second Amended and Restated Negative Pledge Agreement from Moog Europe, substantially similar to the existing negative pledge agreement currently in effect from Moog Europe Holdings, S.L. to the Lenders and the Agent, providing for a negative pledge of all of the stock or other equity interests of any of Moog Europe's direct or indirect subsidiaries, including Moog KG.

                        (b)     Promptly following completion of the German Conversion, which shall occur no later than June 30, 2005, unless such date is otherwise extended in writing by the Agent, Moog Inc. covenants and agrees to cause to be delivered to the Agent fourteen (14) duplicate originals of a Second Amended and Restated Negative Pledge Agreement from Moog KG, substantially similar to the existing negative pledge agreement currently in effect from Moog Holding GmbH to the Lenders and the Agent, providing for a negative pledge of all of the stock or other equity interests of any of Moog KG's direct or indirect subsidiaries.

            5.2     Amendment to General Security Agreement. Promptly following completion of the German Conversion, which shall occur no later than June 30, 2005, unless such date is otherwise extended in writing by the Agent, Moog Inc. covenants and agrees to cause to be delivered to the Agent fourteen (14) duplicate originals of a reaffirmation and amendment to the Moog Inc.'s General Security Agreement in form and content satisfactory to the Agent executed by Moog Inc., reaffirming the collateral granted thereunder, including the pledge of 65% of the interests in Moog Europe and acknowledging the liquidation of the Existing IFSC and containing an updated Exhibit A ("Security Agreement Schedule") reflecting all current domestic and directly owned foreign subsidiaries subject thereto

            5.3     Moog Europe SCS Loan Documents. Moog Inc. covenants to deliver to Agent a copy of the German Note and any other documents executed in connection therewith, certified to be correct and complete upon issuance thereof which shall occur no later than June 30, 2005, unless such date is otherwise extended in writing by the Agent.

        6.     Acknowledgments and Reaffirmations.

            6.1     The Borrower hereby reaffirms the Loan Documents to which it is a party and agrees that such Loan Documents remain in full force and effect, and the parties hereto hereby acknowledge and agree that each of this Modification and each document delivered pursuant to Sections 3.1(ii), 5.1 and 5.2 hereof shall constitute a Loan Document for all purposes under the Agreement.

            6.2     By their signatures below, each of the Guarantors specifically consents to this Modification herein and reaffirms the continuing effectiveness of its respective guaranty and general security agreement originally executed and delivered in connection with the Agreement, and the UCC financing statements filed in connection with the Agreement, and agrees that such guaranty and general security agreement cover payment of any and all Obligations under the Agreement as modified hereby and under the notes executed and delivered in connection therewith.

        7.     Other.

            7.1     Borrower agrees to pay all out-of-pocket expenses and fees of the Agent in connection with the negotiation, preparation and execution of this Modification and the documents related hereto including the reasonable fees and disbursements of counsel to the Agent.

            7.2     This Modification may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement.

            7.3     This Modification shall be governed by and construed under the internal laws of the State of New York, as the same may be from time to time in effect, without regard to principles of conflicts of laws.

[Signature Pages Follow]

        The parties hereto have caused this Modification to be duly executed as of the date shown at the beginning of this Modification.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/
Name:	JOHN G. TIERNEY
Title:	VICE PRESIDENT

MANUFACTURERS AND TRADERS
TRUST COMPANY

By:	/s/
Name:	MARK E. HOFFMAN
Title:	VICE PRESIDENT

FLEET BANK, A BANK OF AMERICA COMPANY

By:	/s/
Name:	COLLEEN M. O'BRIEN
Title:	VICE PRESIDENT

KEYBANK NATIONAL ASSOCIATION

By:	/s/
Name:	SUZANNAH HARRIS
Title:	ASSISTANT VICE PRESIDENT

BANK OF TOKYO-MITSUBISHI TRUST COMPANY

By:	/s/
Name:	PARESH SHAH
Title:	VICE PRESIDENT

PNC BANK, NATIONAL ASSOCIATION

By:	/s/
Name:	STEPHEN J. BOYD
Title:	VICE PRESIDENT

JPMORGAN CHASE BANK, N.A.

By:	/s/
Name:	MICHAEL E. WOLFRAM
Title:	VICE PRESIDENT

CITIZENS BANK OF PENNSYLVANIA

By:	/s/
Name:	EDWARD J. KLOECKER, JR
Title:	VICE PRESIDENT

COMERICA BANK

By:	/s/
Name:	SARAH R. WEST
Title:	ASSISTANT VICE PRESIDENT

SOCIETE GENERALE

By:	/s/
Name:	ERIC E. O. SIEBERT
Title:	MANAGING DIRECTOR

HSBC BANK USA, NATIONAL ASSOCIATION,
AS AGENT

By:	/s/
Name:	JOHN G. TIERNEY
Title:	VICE PRESIDENT

MOOG INC., AS A BORROWER AND
AS A GUARANTOR

By:	/s/
Name:	ROBERT R. BANTA
Title:	EXECUTIVE VICE PRESIDENT

MOOG COMPONENTS GROUP INC.,
AS A BORROWER AND AS A GUARANTOR

By:	/s/
Name:	TIMOTHY P. BALKIN
Title:	TREASURER

MOOG FSC LTD., AS A GUARANTOR

By:	/s/
Name:	TIMOTHY P. BALKIN
Title:	TREASURER

MOOG PROPERTIES, INC., AS A GUARANTOR

By:	/s/
Name:	TIMOTHY P. BALKIN
Title:	TREASURER

MOOG INDUSTRIAL CONTROLS
CORPORATION, AS A GUARANTOR

By:	/s/
Name:	TIMOTHY P. BALKIN
Title:	TREASURER